FOR IMMEDIATE RELEASE

        Icahn Urges Stockholders to Cause Postponement of Annual Meeting

New York, NY, June 11, 2007 - Carl Icahn today asked fellow stockholders NOT TO VOTE AT OR ATTEND the annual meeting of WCI Communities set for June 15, 2007.

WCI's bylaws require the holders of a majority of the outstanding shares entitled to vote at the annual meeting be present, in person or by proxy, in order to have a quorum to transact business at the annual meeting. By not voting or attending the meeting stockholders can preclude WCI from re-electing its board for a full-year prior to the completion of the company's current sales process.

Carl Icahn stated, "WCI is obfuscating the current proxy fight by stating that electing a dissident slate of directors at the June 15 meeting would be disruptive to the current sales process. We believe that WCI is using the sales process as an excuse and pressure to re-elect its current board for another year. A simple solution is to put off the meeting and allow the sales process to conclude. If this occurs, there will be no need for a proxy contest. However, if WCI is unable to sell the company on acceptable terms, stockholders should then have the option to vote for the company's proposed slate of directors or my slate after having reviewed each of our plans to manage the company for the next year as an independent entity and not be influenced by extraneous factors."

Stockholders who agree with us and wish to NOT have their shares counted towards a quorum at the annual meeting should do the following, with respect to any and all matters to be voted upon or otherwise considered at the annual meeting:

o If your shares are held in your name (that is, if you are the record owner) or "street name" (that is, if you hold your shares through a broker, bank or other holder of record), and you have NOT sent in a proxy card, you should NOT send in any proxy card or attend the meeting in person in any manner. Thus you should NOT fill out or submit any proxy card (including to vote for, withhold or abstain). You should NOT even fill out a gold proxy card to vote for our slate. If you submit any proxy card your shares will be counted towards a quorum, no matter how you vote your shares (even if you withhold or abstain).

o If your shares are held in your name (that is, if you are the record owner) and you have submitted a proxy card to have your shares voted (whether the company's white proxy card or our gold proxy card), you must affirmatively REVOKE your proxy card by sending a written revocation to the secretary of the Company prior to the annual meeting.

o If your shares are in held "street name" (that is, if you hold your shares through a broker, bank or other holder of record) and you have submitted a proxy card to have your shares voted (whether the company's white proxy card or our gold proxy card), you should contact your broker, bank or other holder of record directly and advise them that you wish to REVOKE your proxy card and that they should NOT vote, withhold, abstain from voting, fill out or submit any proxy card or attend the annual meeting on your behalf in any manner.

None of Carl Icahn's affiliated entities intend to vote or otherwise attend WCI's annual meeting, with the exception of High River Limited Partnership as to the 1,000 shares of WCI common stock of which it is the record owner. High River will attend the annual meeting for the purpose of nominating our slate of directors and voting the shares as to which we have been given proxies as required by law.

IF YOU HAVE ANY QUESTIONS REGARDING REVOCATION OF PREVIOUSLY VOTED SHARES YOU ARE REQUESTED TO CALL:

                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF WCI COMMUNITIES, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                      Contact: Susan Gordon (212) 702-4309